UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Commission file number 333-213698

BELISS CORP.

(Exact name of registrant as specified in its charter)

Nevada	7310	37-1844836
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

13046 RACETRACK ROAD #243

TAMPA FL 33626

+(877) 723-547

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

10A PTC COLONY, 5 STREET,

SEMBAKKAM, CITY CHENNAI,

STATE TAMILNADU, INDIA 600073

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BLIS	The Nasdaq Stock Market LLC

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2019, J.D. Brammer left his position as sole officer and director. The departure was due to the inability of Southern Amusement shares and control to be transferred to Beliss Corp. and such transaction was recognized that it could not occur and was cancelled. Effective that same day Craig A. Huffman was appointed as sole director and Officer, and as Acting Chief Executive Officer. All corporate changes were made through the State of Nevada subsequently. Immediately, the Company changed its business plan to enter the treasure industry.

On June 26, 2019, Dr. E. Lee Spence was appointed as Director, Chairman  and Chief Operating Officer of the Company.

Craig A. Huffman has over 11 years’ experience in the treasure industry representing numerous treasure recovery companies, including working on permitting, and admiralty claims. He has teamed with Dr. Lee Spence to create TSR. His background includes being a Deputy Sheriff for 5 years, 20 years as an Army Reserve Officer, and 21 years as an attorney. He has acted as counsel to over 50 public companies and large-scale investors. Craig has been a public company CEO two times before for SEC fully reporting companies, besides being a director for numerous companies.  He has over 100 jury trials in complex narcotics, conspiracy, white-collar area, international contracts, and numerous securities cases, he has also authored over 50 appeals. Mr. Huffman has appeared in courts around the country, and recently argued before he Nevada Supreme Court. Mr. Huffman received his B.A. from the University of Tampa with three majors in History, Pol. Sci. and Military Science, and his J.D. from Stetson University College of Law (cum laude). Craig has attended four major Army Officer Courses as a Field Artillery Officer and JAG officer, as well as numerous law enforcement training academies and courses, including hostage negotiation, sex crimes, and numerous others.

Dr. E. Lee Spence is also a published editor and author of non-fiction reference books; a magazine editor (Diving World, Atlantic Coastal Diver, Treasure, Treasure Diver, and Treasure Quest), and magazine publisher (ShipWrecks, Wreck Diver); and a published photographer. Spence was twelve years old when he found his first five shipwrecks. He has been involved in treasure and shipwreck salvage all over the world. He founded the Sea Research Society in 1972, an existing non-profit for sea research, as well as the International Diving Institute. Lee Spence's past work has been funded by such institutions as the Savannah Ships of the Sea Museum, the College of Charleston, the South Carolina Committee for the Humanities and the National Endowment for the Humanities. In 1991 and 1992, Spence served as Chief of Underwater Archeology for San Andres y Providencia, a 40,000 square-mile, Colombian-owned archipelago in the western Caribbean. He has worked on the wrecks of Spanish galleons, pirate ships, Great Lakes freighters, modern luxury liners (cruise ships), Civil War blockade runners and submarines.

Item 8.01. Other Events.

On June 26, 2019, the Company changed its address to 13046 RACETRACK ROAD #243 TAMPA FL 33626.

On the same day, the board voted to change the name of the Company through the State of Nevada, to Treasure & Shipwreck Recovery, Inc. with the symbol change and name change to take place with FINRA in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned, in

Tampa FL on the August 5, 2019.

BELISS CORP.
By: /s/ Craig A. Huffman Craig A. Huffman Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Director